UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 30, 2016

(Date of earliest event reported)

INNODATA INC.

(Exact name of registrant as specified in its charter)

Delaware	0-22196	13-3475943
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

Three University Plaza	07601
Hackensack, NJ 07601	(Zip Code)
(Address of principal executive offices)

(201) 371-8000
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

Reference is made to the Form 8-K (“2014 Form 8-K”) that Innodata Inc. (the “Company”) filed on July 29, 2014 in connection with the acquisition by a wholly-owned overseas subsidiary of the Company of 100% of the common shares and 100% of the preferred shares of MediaMiser Ltd. Reference is further made to the share purchase agreement (the “SPA”) and articles of amalgamation that were filed as exhibits to the 2014 Form 8-K.

On September 30, 2016 the parties to the SPA entered into Amendment No. 1 to the SPA (the “Amendment”). The Amendment amends the terms on which the Company’s subsidiary is required to make a supplemental purchase price payment under the SPA. Prior to the Amendment, the amount of the supplemental purchase price payment was to be determined by the achievement of financial thresholds set forth in the SPA and was in no event to exceed C$5,000,000. The Amendment fixes the amount of the supplemental purchase price payment at C$2,000,000 payable in two equal installments on March 31, 2017 and March 31, 2018 to designated recipients in proportions set out in the SPA as amended, except that no payments will be made to designated recipients who fail to satisfy specified conditions. The Company’s subsidiary has the option to arrange for payment of a portion of the supplemental purchase price payments in shares of common stock of Innodata Inc.

The foregoing summary of the Amendment is qualified in its entirety by reference to the text of the Amendment filed as an exhibit to this Current Report on Form 8-K.

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosures set forth under Items 1.01 and 2.01 of this Current Report on Form 8-K relating to future issuances of Innodata Inc. common stock are incorporated herein by reference.

The issuances of Innodata Inc. common stock will be exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

2.1	Amendment No. 1 to Share Purchase Agreement dated as of September 30, 2016 filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INNODATA INC.

Date: October 6, 2016	By:	/s/ Amy Agress
Amy Agress
Senior Vice President and General Counsel

INDEX TO EXHIBITS

Exhibit No.	Description

2.1	Amendment No. 1 to Share Purchase Agreement dated as of September 30, 2016 filed herewith.